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                                                                    Exhibit 99.2

Investor Contact:  Investor Relations
                   (330) 665-8814

Media Contact:     Dina Gruey
                   (330) 665-8849


FOR IMMEDIATE RELEASE
AUGUST 13, 1997


                        CALIBER SYSTEM DECLARES DIVIDEND

     AKRON, OHIO - Caliber System, Inc. (NYSE:CBB) announced today that its Board of Directors has declared a regular quarterly dividend of $.10 per share, payable November 3, 1997 to shareholders of record on October 15, 1997.

     Caliber System, Inc. is a leading provider of value-added transportation, logistics and related information services. Its operating companies include RPS, a business-to-business small-package carrier; Viking Freight, a supplier of regional freight service in the West; Caliber Logistics, a contract logistics provider; Roberts Express, a critical-shipment carrier; and Caliber Technology, a producer of systemwide information services. By combining its operating units' products and services, Caliber offers integrated, customized solutions that meet customer demand for more comprehensive transportation and logistics programs.

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